                                   EXHIBIT 12

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(Dollars in millions)                                                          YEAR ENDED DECEMBER 31,

EARNINGS                                                     1998           1997           1996           1995           1994
                                                        ------------   ------------   ------------   ------------   ------------
Income from Continuing Operations before income
     taxes                                              $    1,002.7   $      743.3   $      811.5   $      869.8   $      855.9

Add:

Amortization of previously capitalized interest                 10.7           11.0           11.6           11.7           10.2
Minority interest in net income of
     consolidated subsidiaries with fixed charges               33.6           45.1           45.9           30.1           16.9
Proportionate share of fixed charges of investees
     accounted for by the equity method                          4.8            6.5            5.1            5.3            2.5
Proportionate share of net loss of investees
     accounted for by the equity method                          0.2            0.1            2.7            0.5            0.2
                                                        ------------   ------------   ------------   ------------   ------------
       Total additions                                  $       49.3   $       62.7   $       65.3   $       47.6   $       29.8
Deduct:

Capitalized interest                                    $        6.6   $        6.2   $        5.4   $        5.1   $        5.7
Minority interest in net loss of consolidated
     subsidiaries                                                2.9            3.6            4.4            3.3            0.3
Undistributed proportionate share of net income
     of investees accounted for by the equity method              --             --             --            0.2            7.2
                                                        ------------   ------------   ------------   ------------   ------------
       Total deductions                                 $        9.5   $        9.8   $        9.8   $        8.6   $       13.2

TOTAL EARNINGS                                          $    1,042.5   $      796.2   $      867.0   $      908.8   $      872.5
                                                        ============   ============   ============   ============   ============
FIXED CHARGES

Interest expense                                        $      147.8   $      119.5   $      128.6   $      135.0   $      129.4
Capitalized interest                                             6.6            6.2            5.4            5.1            5.7
Amortization of debt discount, premium or expense                7.1            0.1            0.3            0.4            0.7
Interest portion of rental expense                              57.7           63.0           68.2           75.8           81.9
Proportionate share of fixed charges of investees
     accounted for by the equity method                          4.8            6.5            5.1            5.3            2.5
                                                        ------------   ------------   ------------   ------------   ------------

TOTAL FIXED CHARGES                                     $      224.0   $      195.3   $      207.6   $      221.6   $      220.2
                                                        ============   ============   ============   ============   ============
TOTAL EARNINGS BEFORE FIXED CHARGES                     $    1,266.5   $      991.5   $    1,074.6   $    1,130.4   $    1,092.7
                                                        ============   ============   ============   ============   ============

RATIO OF EARNINGS TO FIXED CHARGES                              5.65           5.08           5.18           5.10           4.96



                                     X-12-1